NEWS
CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON, HM CX, BERMUDA
MAILING ADDRESS: PERRYVILLE CORPORATE PARK, CLINTON, NJ 08809-400000
FOSTER WHEELER REPORTS STRONG EARNINGS AND RECORD LEVEL OF MAN-HOURS IN
E&C BACKLOG FOR THIRD QUARTER OF 2008
•	$127.9 million of net income

•	$0.88 earnings per fully diluted share

•	$165.2 million consolidated EBITDA

•	$1.3 billion total cash and cash equivalents
     HAMILTON, BERMUDA, November 5, 2008 — Foster Wheeler Ltd. (Nasdaq: FWLT) today reported net income for the third quarter of 2008 of $127.9 million, or $0.88 per diluted share, compared with $129.1 million, or $0.89 per diluted share, in the third quarter of 2007. Net income in the third quarters of 2008 and 2007 included asbestos-related items, as detailed in a table accompanying this release. Excluding such items from both periods, net income in the third quarter of 2008 was $129.6 million, or $0.89 per share, as compared with $120.5 million, or $0.83 per share in the year-ago quarter.
     Third-quarter 2008 consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) was $165.2 million, compared with $179.0 million in the third quarter of 2007. Excluding the items cited above, consolidated EBITDA in the third quarter of 2008 was $167.0 million, compared with $170.3 million in the year-ago quarter.
     For the first nine months of 2008, net income was $426.7 million, or $2.94 per diluted share, compared with $315.8 million, or $2.18 per diluted share, for the first nine months of 2007. Consolidated EBITDA for the first nine months of 2008 was $581.0 million, compared with $459.9 million for the first nine months of 2007. The nine-month periods of 2008 and 2007 included asbestos-related items, as outlined in the table accompanying this press release.
     The following tables present quarterly and average quarterly data, both as reported and adjusted. The company believes that such figures provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

	Actual	Qtrly Avg.	Actual	Qtrly Avg.
(in millions)	Q3 2008	2008	Q3 2007	2007
Net income	$128	$142	$129	$98
Net income, as adjusted	$130	$132	$121	$97
Consolidated EBITDA	$165	$194	$179	$148
Consolidated EBITDA, as adjusted	$167	$183	$170	$146
     Foster Wheeler’s Chairman and Chief Executive Officer, Raymond J. Milchovich, said, “Our results in the third quarter of 2008 were driven by excellent operating performance in both of the company’s business groups and a lower effective tax rate, partially offset by lower contributions from our equity interests in projects in Chile and Italy.”

Global Engineering and Construction (E&C) Group

	Actual	Qtrly Avg.	Actual	Qtrly Avg.
(in millions)	Q3 2008	2008	Q3 2007	2007
New orders booked (FW Scope)	$664	$605	$698	$538
Operating revenues (FW Scope)	$637	$566	$522	$536
Segment EBITDA	$123	$138	$129	$126
EBITDA Margin (FW Scope)	19.3%	24.3%	24.8%	23.6%
•	Segment EBITDA was $122.8 million in the third quarter of 2008, modestly below the average quarter of 2007, due in part to timing and mix of contracts. In addition, results in the third quarter of 2008 were unfavorably impacted by $5.5 million due to an increase in the tax rate on partially owned Italian power projects, an impairment charge of $2.2 million on a minority interest in a power project development in Italy, and a $6.1 million reversal of previous exchange-rate gains. These factors contributed to a reduction in EBITDA margin on scope revenue, relative to the average margin of 2007.

•	New orders booked in Foster Wheeler Scope were $664.3 million in the third quarter of 2008, 24% above the average quarter of 2007.

•	Backlog in Foster Wheeler Scope was $1.8 billion at the end of the third quarter of 2008, up modestly compared with the year-ago period.

•	At the end of the third quarter of 2008, the number of man-hours in backlog amounted to 14.4 million, an all-time record for this Group.
Global Power Group (GPG)

	Actual	Qtrly Avg.	Actual	Qtrly Avg.
(in millions)	Q3 2008	2008	Q3 2007	2007
New orders booked (FW Scope)	$432	$386	$303	$499
Operating revenues (FW Scope)	$428	$426	$345	$354
Segment EBITDA	$65	$66	$58	$35
EBITDA Margin (FW Scope)	15.1%	15.5%	16.9%	9.8%
•	Segment EBITDA was $64.8 million in the third quarter of 2008, an 86% increase compared with the average quarter of 2007. The results were driven by strong operating performance on quality contracts in backlog. The EBITDA margin on scope revenue was 15.1% in the third quarter of 2008, as compared to 9.8% for the average quarter of 2007. Excluding the 2007 impact of a $30 million reserve for a legacy power project, the average quarterly EBITDA for that year was $42 million and the average EBITDA margin on scope revenue was 12%.

•	Operating revenues in Foster Wheeler Scope were $428.0 million in the third quarter of 2008, an increase of 21% compared with the average quarter of 2007.

•	Backlog in Foster Wheeler Scope was $1.4 billion at the end of the third quarter of 2008.
     Milchovich noted, “In 2008, Foster Wheeler expects to have its third consecutive year of record-setting net income, with record performance in both of our two business groups.
     “In the third quarter, our E&C Group reported that new orders in Foster Wheeler scope were 24% above the average quarter of 2007 — and the Group had a record-level of man-hours in backlog, despite the absence of any mega contracts signed in the quarter. Moreover, in light of the prospects the company is currently tracking, we are cautiously optimistic that E&C could end 2008 with additional growth in the number of man-hours in backlog.
     “In our Global Power Group, new orders rebounded from the level of the second quarter of this year, but were 13% below the average quarter of 2007, reflecting ongoing delays in North American prospects and sporadic schedule slippage in some European prospects. We expect GPG to generate a record level of EBITDA in 2008, but current market conditions are likely to challenge EBITDA performance in GPG in 2009,” said Milchovich.
Share Repurchase Program
          On September 12, 2008, the Company announced that its board of directors had authorized a $750 million program. Under this authorization, the company purchased 1.3 million common shares during the third quarter of 2008, and 9.2 million common shares in October. The Company has approximately $412 million remaining under the existing authorization.
Calculation of EBITDA
     EBITDA is a supplemental financial measure not defined in generally accepted accounting principles or GAAP. The Company defines EBITDA as income before interest expense, income taxes, depreciation and amortization. The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, after adjustment for certain unusual and infrequent items specifically excluded in the terms of the Company’s current and prior senior credit agreements, is used for certain covenants under its current and prior senior credit agreements. The Company believes that the line item on its consolidated statements of operations and comprehensive income entitled “net income” is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or any other GAAP financial measure.
     EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income, users of this financial information should consider the type of events and transactions that are excluded.
     The Company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:
•	It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the Company in generating revenue. Therefore, any measure that excludes interest has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations; and

•	It does not include depreciation and amortization. Because the Company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.
Calculation of EBITDA Margin
     Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.
Foster Wheeler Scope
     Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the Company as agent or principal on a reimbursable basis. The Company began comprehensively reporting Foster Wheeler Scope as of 2005.
Conference Call Information
     Foster Wheeler Ltd. plans to hold a conference call today, Wednesday, November 5, at 8:30 a.m. (Eastern) to discuss its financial results for the third quarter of 2008.
     The call will be accessible to the public by telephone or webcast, and the Company will post an accompanying slide presentation in the investor relations section of its web site (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 67006427#) approximately ten minutes before the call. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.
     A replay of the call will be available on the company’s web site as well as by telephone. To listen to the replay by telephone, dial 706-645-9291 (replay passcode 67006427# required) starting one hour after the conclusion of the call through 8:00 p.m. (Eastern) on Friday, December 5, 2008. The replay can also be accessed on the Company’s web site for four weeks following the call.
          Foster Wheeler Ltd. is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs over 14,000 talented professionals with specialized expertise dedicated to serving clients through one of its two primary business groups. The company’s Global Engineering & Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, environmental, pharmaceuticals, biotechnology and healthcare industries. The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services. The Company is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, please visit our Web site at www.fwc.com.
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08-333
Safe Harbor Statement
Foster Wheeler news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in Part I, Item 1A “Risk Factors” of the Company’s 2007 Form 10-K, which was filed with the SEC on February 26, 2008 and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.
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Media Contact:	Maureen Bingert	908 730 4444	maureen_bingert@fwc.com
Investor Relations:	Scott Lamb	908 730 4155	scott_lamb@fwc.com
Other Inquiries:		908 730 4000	fw@fwc.com

Foster Wheeler Ltd. and Subsidiaries
Condensed Consolidated Statement of Operations
(in thousands of dollars, except share data and per share amounts)
(unaudited)

	Fiscal Quarters Ended		Fiscal Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
Operating revenues	$1,718,355	$1,299,872	$5,215,101	$3,641,760
Cost of operating revenues	(1,489,095)	(1,101,912)	(4,522,654)	(3,067,442)

Contract profit	229,260	197,960	692,447	574,318

Selling, general & administrative expenses	(74,831)	(62,686)	(218,771)	(180,079)
Other income, net	(1,178)	22,319	36,995	43,730
Other deductions, net	(8,986)	(7,672)	(27,080)	(33,075)
Interest income	12,457	12,467	35,155	24,263
Interest expense	(5,193)	(4,716)	(16,204)	(14,652)
Minority interest in income of consolidated affiliates	(834)	(1,765)	(1,859)	(5,038)
Net asbestos-related gain/(provision)	(1,725)	8,633	30,738	8,633

Income before income taxes	148,970	164,540	531,421	418,100
Provision for income taxes	(21,050)	(35,439)	(104,683)	(102,324)

Net income	$127,920	$129,101	$426,738	$315,776

Shares Outstanding:
Weighted-average number of common shares outstanding for basic earnings per common share	144,030,570	142,517,528	143,980,815	141,034,618

Weighted-average number of common shares outstanding for diluted earnings per common share	145,199,596	145,092,464	145,349,931	144,566,094

Earnings per common share:
Basic	$0.89	$0.91	$2.96	$2.24

Diluted	$0.88	$0.89	$2.94	$2.18

Foster Wheeler Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet
(in thousands of dollars)
(unaudited)

	September 26,	December 28,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$1,308,924	$1,048,544
Accounts and notes receivable, net:
Trade	634,975	580,883
Other	121,518	98,708
Contracts in process	291,466	239,737
Prepaid, deferred and refundable income taxes	39,955	36,532
Other current assets	30,102	39,979

Total current assets	2,426,940	2,044,383

Land, buildings and equipment, net	364,377	337,485
Restricted cash	26,430	20,937
Notes and accounts receivable – long-term	2,103	2,941
Investments in and advances to unconsolidated affiliates	210,168	198,346
Goodwill, net	65,060	53,345
Other intangible assets, net	61,705	61,190
Asbestos-related insurance recovery receivable	287,695	324,588
Other assets	90,934	93,737
Deferred income taxes	102,154	112,036

TOTAL ASSETS	$3,637,566	$3,248,988

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current installments on long-term debt	$19,490	$19,368
Accounts payable	360,675	372,531
Accrued expenses	319,329	331,814
Billings in excess of costs and estimated earnings on uncompleted contracts	835,236	744,236
Income taxes payable	69,919	55,824

Total current liabilities	1,604,649	1,523,773

Long-term debt	203,582	185,978
Deferred income taxes	81,139	81,008
Pension, postretirement and other employee benefits	254,308	290,741
Asbestos-related liability	334,142	376,803
Other long-term liabilities and minority interest	203,843	216,916
Commitments and contingencies

TOTAL LIABILITIES	2,681,663	2,675,219

Temporary Equity:

Non-vested restricted awards subject to redemption	4,892	2,728

TOTAL TEMPORARY EQUITY	4,892	2,728

Shareholders’ Equity:
Preferred shares	—	—
Common shares	1,430	1,439
Paid-in capital	1,346,884	1,385,311
Accumulated deficit	(127,857)	(554,595)
Accumulated other comprehensive loss	(269,446)	(261,114)

TOTAL SHAREHOLDERS’ EQUITY	951,011	571,041

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY	$3,637,566	$3,248,988

Foster Wheeler Ltd. and Subsidiaries
Business Segments
(in thousands of dollars)
(unaudited)

	Fiscal Quarters Ended		Fiscal Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
Global Engineering & Construction Group
Backlog — in future revenues	$5,810,600	$4,893,500	$5,810,600	$4,893,500
New orders booked — in future revenues	955,200	1,572,000	2,308,800	2,875,200
Operating revenues	1,287,405	951,402	3,928,136	2,626,816
EBITDA	122,828	129,232	412,976	395,364

Foster Wheeler Scope (1):
Backlog — in Foster Wheeler Scope	1,754,700	1,645,100	1,754,700	1,645,100
New orders booked — in Foster Wheeler Scope	664,300	697,800	1,814,800	1,547,300
Operating revenues — in Foster Wheeler Scope	637,424	521,543	1,699,445	1,534,621

Global Power Group
Backlog — in future revenues	1,451,600	1,379,600	1,451,600	1,379,600
New orders booked — in future revenues	435,100	306,500	1,165,700	1,403,100
Operating revenues	430,950	348,470	1,286,965	1,014,944
EBITDA	64,753	58,390	197,547	99,780

Foster Wheeler Scope (1):
Backlog — in Foster Wheeler Scope	1,438,700	1,366,500	1,438,700	1,366,500
New orders booked — in Foster Wheeler Scope	432,200	303,000	1,156,900	1,393,500
Operating revenues — in Foster Wheeler Scope	428,006	345,019	1,278,106	1,005,419

Corporate & Finance Group (2)
EBITDA	(22,338)	(8,645)	(29,532)	(35,272)

Consolidated
Backlog — in future revenues	7,262,200	6,273,100	7,262,200	6,273,100
New orders booked — in future revenues	1,390,300	1,878,500	3,474,500	4,278,300
Operating revenues	1,718,355	1,299,872	5,215,101	3,641,760
EBITDA	165,243	178,977	580,991	459,872

Foster Wheeler Scope (1):
Backlog — in Foster Wheeler Scope	3,193,400	3,011,600	3,193,400	3,011,600
New orders booked — in Foster Wheeler Scope	1,096,500	1,000,800	2,971,700	2,940,800
Operating revenues — in Foster Wheeler Scope	1,065,430	866,562	2,977,551	2,540,040

(1)	Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

Foster Wheeler Ltd. and Subsidiaries
Reconciliations of EBITDA and Foster Wheeler Scope
(in thousands of dollars)
(unaudited)

					Fiscal Twelve
					Months
	Fiscal Quarters Ended		Fiscal Nine Months Ended		Ended
	September 26,	September 28,	September 26,	September 28,	December 28,
	2008	2007	2008	2007	2007
Reconciliation of EBITDA to Net Income
EBITDA:
Global Engineering & Construction	$122,828	$129,232	$412,976	$395,364	$505,647
Global Power Group	64,753	58,390	197,547	99,780	139,177
Corporate & Finance Group	(22,338)	(8,645)	(29,532)	(35,272)	(52,984)

Consolidated EBITDA	165,243	178,977	580,991	459,872	591,840
Less: Interest expense	(5,193)	(4,716)	(16,204)	(14,652)	(19,855)
Less: Depreciation/amortization (1)	(11,080)	(9,721)	(33,366)	(27,120)	(41,691)

Income before income taxes	148,970	164,540	531,421	418,100	530,294
Provision for income taxes	(21,050)	(35,439)	(104,683)	(102,324)	(136,420)

Net income	$127,920	$129,101	$426,738	$315,776	$393,874

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group

Foster Wheeler Scope operating revenues	$637,424	$521,543	$1,699,445	$1,534,621	$2,144,199
Flow-through revenues	649,981	429,859	2,228,691	1,092,195	1,537,060

Operating revenues	1,287,405	951,402	3,928,136	2,626,816	3,681,259

Global Power Group

Foster Wheeler Scope operating revenues	428,006	345,019	1,278,106	1,005,419	1,413,462
Flow-through revenues	2,944	3,451	8,859	9,525	12,522

Operating revenues	430,950	348,470	1,286,965	1,014,944	1,425,984

Consolidated

Foster Wheeler Scope operating revenues	1,065,430	866,562	2,977,551	2,540,040	3,557,661
Flow-through revenues	652,925	433,310	2,237,550	1,101,720	1,549,582

Operating revenues	$1,718,355	$1,299,872	$5,215,101	$3,641,760	$5,107,243

(1)	The depreciation / amortization by business segment:

					Fiscal Twelve
	Fiscal Quarters Ended		Fiscal Nine Months Ended		Months Ended
	September 26,	September 28,	September 26,	September 28,	December 28,
	2008	2007	2008	2007	2007
Global Engineering & Construction Group	$(5,523)	$(4,432)	$(16,523)	$(11,310)	$(17,485)
Global Power Group	(5,190)	(4,947)	(15,787)	(14,784)	(22,835)
Corporate & Finance Group	(367)	(342)	(1,056)	(1,026)	(1,371)

Total depreciation / amortization	$(11,080)	$(9,721)	$(33,366)	$(27,120)	$(41,691)

Foster Wheeler Ltd. and Subsidiaries
EBITDA, Net Income and Diluted Earnings Per Common Share Reconciliation
(in thousands of dollars, except per share amounts)
(unaudited)

	Fiscal Quarters Ended
	September 26, 2008			September 28, 2007
			Diluted Earnings			Diluted Earnings
			Per Common			Per Common
	EBITDA	Net Income	Share	EBITDA	Net Income	Share

As adjusted	$166,968	$129,645	$0.89	$170,344	$120,468	$0.83

Adjustments:
Net asbestos-related gain/(provision)	(1,725)	(1,725)	$(0.01)	8,633	8,633	$0.06

As reported	$165,243	$127,920	$0.88	$178,977	$129,101	$0.89

	Fiscal Nine Months Ended
	September 26, 2008			September 28, 2007
			Diluted Earnings			Diluted Earnings
			Per Common			Per Common
	EBITDA	Net Income	Share	EBITDA	Net Income	Share

As adjusted	$550,253	$396,000	$2.73	$451,239	$307,143	$2.12

Adjustments:
Net asbestos-related gain	30,738	30,738	0.21	8,633	8,633	0.06

As reported	$580,991	$426,738	$2.94	$459,872	$315,776	$2.18

	Fiscal Twelve Months Ended
	December 28, 2007
			Diluted Earnings
			Per Common
	EBITDA	Net Income	Share

As adjusted	$585,695	$387,729	$2.68

Adjustments:
Net asbestos-related gain	6,145	6,145	0.04

As reported	$591,840	$393,874	$2.72

Foster Wheeler Ltd. And Subsidiaries
Average Calculations
(in thousands of dollars)
(unaudited)

		2007	Fiscal Nine	2008
	2007	Quarterly	Months Ended	Quarterly
	Full Year	Average	September 26,	Average
	Amount	Amount *	2008	Amount **
Consolidated
Net income	$393,874	$98,469	$426,738	$142,246
Adjusted net income	387,729	96,932	396,000	132,000
Consolidated EBITDA	591,840	147,960	580,991	193,664
Consolidated EBITDA, as adjusted	585,695	146,424	550,253	183,418

Global Engineering & Construction Group
New orders booked — in Foster Wheeler Scope	$2,150,800	$537,700	$1,814,800	$604,933
Operating revenues — in Foster Wheeler Scope	2,144,199	536,050	1,699,445	566,482
Segment EBITDA	505,647	126,412	412,976	137,659
EBITDA margin	23.6%	23.6%	24.3%	24.3%

Global Power Group
New orders booked — in Foster Wheeler Scope	$1,996,000	$499,000	$1,156,900	$385,633
Operating revenues — in Foster Wheeler Scope	1,413,462	353,366	1,278,106	426,035
Segment EBITDA	139,177	34,794	197,547	65,849
EBITDA margin	9.8%	9.8%	15.5%	15.5%

*	To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

**	To calculate the quarterly average dollar amounts, the company divided reported nine-month figures by three.